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                  INFORMATION REQUIRED IN PROXY STATEMENT

                          SCHEDULE 14A INFORMATION
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/ / Soliciting Material Pursuant to Rule 14a-12

                            WACHOVIA CORPORATION
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              (Name of Registrant As Specified In Its Charter)

                            SUNTRUST BANKS, INC.
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  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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 The following is a press release issued yesterday by SunTrust Banks, Inc.



                        [ Logo SunTrust Banks, Inc.]


Contacts:
Investors          Media
Gary Peacock       Barry Koling    George Sard/Debbie Miller/Denise DesChenes
SunTrust           SunTrust        Citigate Sard Verbinnen
404-230-5392       404-230-5268    212-687-8080


For Immediate Release
July 12, 2001



                  SUNTRUST URGES WACHOVIA SHAREHOLDERS TO
                     EXAMINE FIRST UNION'S TRACK RECORD

     ATLANTA, GA - SunTrust Banks, Inc. (NYSE:STI) sent the following letter to the shareholders of Wachovia Corporation (NYSE:WB) detailing what SunTrust believes is First Union Corporation's (NYSE:FTU) poor track record of acquisitions, stock performance and dividend cuts. In the letter, SunTrust urges Wachovia's shareholders to question the reliability of First Union's projected performance in light of these facts, and to vote against the proposed First Union transaction.

     The text of the letter follows:


                                                                July 12, 2001

Dear Wachovia Shareholder:

         For several months now, First Union has touted its proposed merger with Wachovia, and publicly proclaimed the projected benefits to shareholders. This is a refrain that First Union's shareholders have heard from their management many times before. They have learned the hard way that First Union always says good things about its major acquisitions but, in reality, these acquisitions rarely -- if ever -- meet First Union's stated expectations.

         Unfortunately, First Union has surprised its shareholders time and again -- and each time it is First Union's shareholders who have ended up suffering for management's miscalculations. Since you will be required to surrender your Wachovia shares in exchange for First Union shares if the First Union merger is approved and completed, you should know what First Union shareholders know about their management's inability to foresee what lies ahead.


               CAN YOU AFFORD ANOTHER FIRST UNION "SURPRISE"?


         First Union's recent acquisition history is grim. Its record of integrating acquired companies, we believe, has been poor. Now First Union asserts that a combination with Wachovia will be different. But all too often, First Union's shareholders have been unpleasantly surprised.

SURPRISE NO. 1 -- THE FIRST FIDELITY ACQUISITION

         In June 1995, First Union announced its proposed acquisition of First Fidelity Bancorporation, and presented illustrative post-acquisition 1997 earnings per share of $3.62. In fact, First Union's 1997 operating earnings per share were $3.30 -- 8.8% LESS THAN FIRST UNION PRESENTED WHEN ANNOUNCING THE ACQUISITION.

******************************************************************************

GIVEN FIRST UNION'S HISTORY OF OVERPREDICTING AND UNDERDELIVERING AS DETAILED IN THIS LETTER, WE SEE NO REASON FOR WACHOVIA SHAREHOLDERS TO RELY ON FIRST UNION'S LATEST SET OF OPTIMISTIC PREDICTIONS. PROTECT YOUR INVESTMENT AND HELP ADVANCE A WACHOVIA-SUNTRUST MERGER BY VOTING AGAINST THE FIRST UNION MERGER PROPOSAL ( PROPOSAL NO. 1) ON THE ENCLOSED BLUE PROXY CARD.

WE URGE YOU NOT TO VOTE IN ANY WAY ON WACHOVIA'S WHITE PROXY CARD. IF YOU PREVIOUSLY VOTED FOR THE FIRST UNION MERGER PROPOSAL, YOU CAN EASILY CHANGE YOUR VOTE BY SIGNING, DATING AND RETURNING THE ENCLOSED BLUE PROXY CARD.

******************************************************************************

SURPRISE NO. 2 -- THE SIGNET ACQUISITION

         In July 1997, First Union announced its proposed acquisition of Signet Banking Corporation, and presented illustrative post-acquisition 1999 earnings per share of $4.36. First Union missed the mark by a wide margin, as 1999 operating earnings per share were only $3.40 -- 22% LESS THAN FIRST UNION PRESENTED WHEN ANNOUNCING THE ACQUISITION.

SURPRISE NO. 3 -- THE CORESTATES ACQUISITION

         Still undeterred, First Union plowed ahead with more acquisitions, and as the acquisitions grew in size, so did the surprises. In November 1997, First Union announced the acquisition of CoreStates Financial Corp. At the time of announcement, First Union presented illustrative post-acquisition 1999 earnings per share of $4.46. The acquisition was completed in April 1998 and significant problems followed. First Union lost 19% of CoreStates customers and suffered major integration problems. First Union revised its earnings estimates downward twice in 1999, and ultimately 1999 operating earnings per share were only $3.40 -- 23.8% LESS THAN FIRST UNION PRESENTED WHEN ANNOUNCING THE ACQUISITION.

SURPRISE NO. 4 -- THE 1999 STOCK PRICE DEBACLE

         The year 1999 was a very bad year to own First Union stock. At the start of the year, the IBES median per share earnings estimate was $4.35 and First Union's stock price was $60.81. As First Union kept revising earnings estimates downward -- disappointing shareholders and Wall Street -- its stock price plunged. At year-end, First Union's operating earnings per share were only $3.40, and its stock price was $32.94. This disastrous decline in the market price of first union shares COST ITS SHAREHOLDERS ALMOST HALF THE VALUE OF THEIR INVESTMENT -- OR AN AGGREGATE OF MORE THAN $26.7 BILLION IN MARKET VALUE -- in just one year. And First Union shareholders are doing no better today, as First Union's stock closed at $33.16 on July 11, 2001.

SURPRISE NO. 5 -- THE MONEY STORE ACQUISITION

         In June 1998, First Union acquired The Money Store Inc. for $2.1 billion. First Union announced that the acquisition was expected to be immediately accretive to earnings. But The Money Store acquisition turned out to be a complete failure and just two years later -- in June 2000 -- First Union announced that The Money Store was being shut down. As we have cited in prior letters, The Money Store debacle contributed to restructuring and other charges of $4.9 billion against First Union's earnings in 2000 -- ONE OF THE LARGEST CHARGES AGAINST EARNINGS IN THE HISTORY OF CORPORATE AMERICA.

SURPRISE NO. 6 -- THE DIVIDEND IS SLASHED

         First Union shareholders have learned that when all these negative surprises are added up, they can hit shareholders very hard. Faced with obvious shareholder concern about the future of their First Union dividend payments, First Union CEO Ken Thompson sought to reassure shareholders. In referring to First Union's consideration of its dividend rate, Mr. Thompson was quoted in the press on November 1, 2000 as stating "we've got plenty of capacity to generate all the capital we need in this company. At the end of the day, we didn't need to cut the dividend."

         And then, only seven weeks later, in what we see as the biggest and cruelest surprise of all, First Union announced that it was cutting its dividend rate in half in the first quarter of 2001. THIS DRASTIC DIVIDEND CUT CAN BE EXPECTED TO COST UNSUSPECTING FIRST UNION SHAREHOLDERS AN AGGREGATE OF $940,000,000 IN DIVIDEND PAYMENTS THIS YEAR assuming First Union maintains its current quarterly dividend rate of $0.24 per share through year-end.

                       IT'S A QUESTION OF RELIABILITY

         Now, with the critical vote on the proposed First Union merger only 3 weeks away, First Union continues to tout the benefits of the merger to Wachovia shareholders. First Union, for example, speaks glowingly of the "New Wachovia" -- which, as we see it, means nothing more than Wachovia shareholders would become First Union shareholders, with the same opportunity to experience the unpleasant "surprises" that First Union shareholders have come to know all too well.

         First Union's CEO Ken Thompson, who has been with First Union in various capacities for 25 years, was a senior executive during all these unpleasant shareholder surprises. In speaking now of the proposed First Union merger with Wachovia, Mr. Thompson says: "We believe this merger will enable us to achieve unusually attractive growth...." IT SOUNDS TO US LIKE
THIS COULD BE SURPRISE NO. 7.

         In your own best interests, we urge you to vote "AGAINST" the First Union merger proposal on the enclosed BLUE proxy card. Defeating the First Union merger proposal is a crucial step in securing the benefits of a proposed merger with SunTrust. Please sign, date and return the enclosed BLUE proxy card today. Even if you have already voted in favor of the First Union proposal, it is not too late to change your mind.

THANK YOU FOR YOUR SUPPORT.


Sincerely,
/s/ L. Phillip Humann
L. Phillip Humann
Chairman, President and
Chief Executive Officer


                                 IMPORTANT

If your shares are held in the name of a brokerage firm, bank nominee or other institution, only it can sign the BLUE proxy card with respect to your shares and only after receiving your specific instructions. Please contact the person responsible for your account and give instructions today for the BLUE card to be voted AGAINST PROPOSAL 1.

 If you have questions in voting your shares, please contact the firm assisting us in the solicitation of proxies:

                         INNISFREE M&A INCORPORATED

           TOLL-FREE SHAREHOLDER INFORMATION LINE: 1-877-750-9501

Note: Operating earnings per share for 1997 and 1999 are diluted earnings per share before merger-related and restructuring charges. For 1999, operating earnings per share also exclude non-recurring-gains. Per share data is adjusted for stock splits.

On May 14, 2001 SunTrust delivered a merger proposal to the Board of Directors of Wachovia. Subject to future developments, SunTrust intends to file with the SEC a registration statement at a date or dates subsequent hereto to register the SunTrust shares to be issued in its proposed merger with Wachovia. Investors and security holders are urged to read the registration statement (when available) and any other relevant documents filed or to be filed with the SEC, as well as any amendments or supplements to those documents, because they contain (or will contain) important information. Investors and security holders may obtain a free copy of the registration statement (when available) and such other relevant documents at the SEC's Internet web site at www.sec.gov. The registration statement (when available) and such other documents may also be obtained free of charge from SunTrust by directing such request to: SunTrust, 303 Peachtree Street, N.E., Atlanta, GA 30308, Attention: Gary Peacock (404-658-4753). Information concerning additional participants in SunTrust's solicitation of proxies from Wachovia shareholders was filed by SunTrust with the SEC on July 12, 2001 on Schedule 14A.

SunTrust Banks, Inc., headquartered in Atlanta, Georgia, is the nation's ninth-largest commercial banking organization. As of March 31 2001, SunTrust had total assets of $103.7 billion and total deposits of $65.5 billion. The company operates through an extensive distribution network in Alabama, Florida, Georgia, Maryland, Tennessee, Virginia and the District of Columbia and also serves customers in selected markets nationally. Its primary businesses include deposit, credit, trust and investment services. Through various subsidiaries the company provides credit cards, mortgage banking, insurance, brokerage and capital markets services. SunTrust's Internet address is www.suntrust.com

                                   # # #

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, (i) statements about the benefits of a merger between SunTrust and Wachovia Corporation, including future financial and operating results, cost savings and accretion to reported and cash earnings that may be realized from such merger; (ii) statements with respect to SunTrust's plans, objectives, expectations and intentions and other statements that are not historical facts; and (iii) other statements identified by words such as "believes", "expects", "anticipates", "estimates", "intends", "plans", "targets", "projects" and similar expressions. These statements are based upon the current beliefs and expectations of SunTrust's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

 The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the businesses of SunTrust and Wachovia may not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (2) expected revenue synergies and cost savings from the merger may not be fully realized or realized within the expected time frame; (3) revenues following the merger may be lower than expected; (4) deposit attrition, operating costs, customer loss and business disruption, including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers, may be greater than expected following the merger;
(5) the regulatory approvals required for the merger may not be obtained on the proposed terms or on the anticipated schedule; (6) the failure of SunTrust's and Wachovia's stockholders to approve the merger; (7) competitive pressures among depository and other financial institutions may increase significantly and may have an effect on pricing, spending, third-party relationships and revenues; (8) the strength of the United States economy in general and the strength of the local economies in which the combined company will conduct operations may be different than expected, resulting in, among other things, a deterioration in credit quality or a reduced demand for credit, including the resultant effect on the combined company's loan portfolio and allowance for loan losses; (9) changes in the U.S. and foreign legal and regulatory framework; and (10) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) and the impact of such conditions on the combined company's capital markets and asset management activities. Additional factors that could cause SunTrust's results to differ materially from those described in the forward-looking statements can be found in SunTrust's reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission and available at the SEC's Internet site (http://www.sec.gov). All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to SunTrust or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. SunTrust does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

On May 14, 2001, SunTrust delivered a merger proposal to the Board of Directors of Wachovia. Subject to future developments, SunTrust intends to file with the SEC a registration statement at a date or dates subsequent hereto to register the SunTrust shares to be issued in its proposed merger with Wachovia. Investors and security holders are urged to read the registration statement (when available) and any other relevant documents filed or to be with the SEC, as well as any amendments or supplements to those documents, because they contain (or will contain) important information. Investors and security holders may obtain a free copy of the registration statement (when available) and such other documents at the SEC's Internet web site at www.sec.gov. The registration statement (when available) and such other documents may also be obtained free of charge from SunTrust by directing such request to: SunTrust Banks, Inc., 303 Peachtree Street, N.E., Atlanta, GA 30308, Attention: Gary Peacock (404-658-4753).